SECOND ADDENDUM TO LEASE AGREEMENT BETWEEN PMG CENTER, INC.
        ("LANDLORD") AND HOSPITAL STAFFING SERVICES, INC. ("TENANT") FOR
              PREMISES: 6245 NORTH FEDERAL HIGHWAY, 4TH FLOOR FORT
                            LAUDERDALE, FLORIDA 33308

     Despite any language in the captioned Lease Agreement and Addendum, Landlord and Tenant have agreed to the following additional terms and provisions, which shall govern in the event of any conflict:

                                   WITNESSETH:

     WHEREAS, Paragraph 2 of the First Addendum required Tenant to pay to Landlord, no later than November 1, 1995, Seven Hundred Thousand Dollars ($700,000) by cash or cashier's check, or at the sole option of Tenant, to deliver to Landlord shares of its common stock having a current market value of $700,000; (the "Obligation")and

     WHEREAS, Tenant was in default of the Obligation; and

     WHEREAS, Landlord and Tenant have agreed to a workout of Tenant's Obligation by Treating the $700,000.00 payment obligation as a loan, with payment terms provided for below.

     NOW, THEREFORE, in consideration of Ten Dollars ($10.00) in hand, each party paid to the other, the receipt of which is hereby acknowledged, and in the additional considerations of the promises, obligations and forbrearances contained herein, the parties agree as follows:

     1. All of the above recitals are true.

     2. This Addendum is to amend Tenant's obligation to as provided in Paragraph 2 of the first Addendum to Lease.

     3. Tenant agrees to pay the Seven Hundred Thousand Dollars ($700,000) cash or cashier's check payment originally due on November 1, 1995, to be determined as follows. Interest shall accrue at the rate of 11% per annum. Tenant shall make a principal payment of $150,000.00, plus one month's interest of $6,416.67, totaling $156,416.67, no later than December 1, 1995, or the date of execution of this Agreement., whichever is later. The remaining $550,000.00 shall be paid in equal payments of principal and interest, in accordance with the following amortization schedule:

PAYMENT                            INTEREST
DATE            AMOUNT              AMOUNT         PRINCIPAL          BALANCE
----            ------              ------         ---------          -------
Dec 1, 1995                                                           550,000.00
1/1/96          48,609.91          5041.67         43,568.25          506,431.75
2/1/96          48,609.91          4642.29         43,967.62          462,464.13
3/1/96          48,609.91          4239.25         44,370.66          418,093.48
4/1/96          48,609.91          3832.52         44,777.39          373,316.09
5/1/96          48,609.91          3422.06         45,187.85          328,128.24
6/1/96          48,609.91          3007.84         45,602.07          282,526.17
7/1/96          48,609.91          2589.82         46,020.09          236,506.08
8/1/96          48,609.91          2167.97         46,441.94          190,064.14
9/1/96          48,609.91          1742.25         46,867.66          143,196.48
10/1/96         48,609.91          1312.63         47,297.28           95,899.20
11/1/96         48,609.91           879.08         47,730.84           48,168.37
12/1/96         48,609.91           441.54         48,168.37                0.00

     1. Tenant shall execute a promissory note (the "Note") to evidence the $550,000.00 obligation subsequent to the $150,000.00 payment, in the form attached as Exhibit "A" to this Addendum.

     2. Tenant shall further pay a loan origination fee of $14,719.25, together will Landlord's reasonable attorneys' fees. Tenant shall be responsible for its own attorneys' fees and costs.

     3. The Note shall be secured by Tenant's Treasury Stock. Tenant shall execute a Security Agreement, U.C.C.-1 Financing Statements, and any other documents appropriate or necessary to perfect the security interest in the stock, including a pledge agreement and power of attorney to transfer the stock in the event of default. The documents referred to in this paragraph shall be prepared by Tenant or its counsel, to the extent requested by Landlord. Tenant


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shall also be required to provide an opinion of counsel as to the validity and enforceability of the security interest in the stock, enforceable by Landlord.

     4. Tenant shall not be entitled to any notice or grace period with regard to the payment obligations pursuant to this Addendum. Any default by Tenant under the Note shall, at the option of the Landlord and in addition to Landlord's remedies under the Note and Security Agreement, be a default of Tenant's rental payment obligations pursuant to this Lease equal to the amount in default under the Note. Notwithstanding any provisions in the Lease to the Contrary, if Tenant defaults in obligations pursuant to this Addendum, such default shall be deemed to be a default in Tenant's rental obligations under the Lease for which any opportunity to cure as expired.

     5. Should any portion of this Lease Agreement, including but not limited to this Addendum, be declared unenforceable for any reason by a Final Judgment of a court of competent jurisdiction, the remaining portions shall be unaffected and remain obligations between the parties and their successors in interest. In the event this Addendum is declared unenforceable for any reason, Landlord will be entitled to enforce the Lease prior to amendment.

     6. The Lease Agreement to which this Addendum is attached and made part remains in full force and effect and unaffected except to the extent inconsistent herewith, in which case this Addendum shall govern.

     NOW THEREFORE, the parties have executed this Second Addendum to Lease Agreement on _____________________ _______, 1995.

Witnesses:                                 Landlord:
____________________________________       PMG CENTER, INC.

____________________________________       By:__________________________________

                                           Tenant:
____________________________________       HOSPITAL STAFFING SERVICES, INC.

____________________________________       By:__________________________________